Exhibit 10.9

Recording Requested By,

And After Recording, Return To:

Kristin A. Roeper

Godfrey & Kahn, S.C.

780 N Water Street

Milwaukee, WI 53202

Tax Account Number(s) of

Property: R4429 02603

                R4429 02603 000E1

LINE OF CREDIT INSTRUMENT

Maximum Principal Amount to be Advanced: $10,000,000.00

Final Maturity Date (exclusive of any option

to renew or extend): March 31, 2018

DEED OF TRUST

In consideration of all amounts now or hereafter owing by HOMETTE CORPORATION, an Indiana corporation (“Grantor”) and its affiliates to FIRST BUSINESS CAPITAL CORP. (“Beneficiary”) under the Secured Obligations (as defined below), Grantor irrevocably grants, conveys and assigns to First American Title Insurance Company of Oregon (“Trustee”), in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, Grantor’s interest in the real estate described below, together with all privileges, hereditaments, easements and appurtenances, all rents, leases, issues and profits, all awards and payments made as a result of the exercise of the right of eminent domain, and all existing improvements and fixtures (all called the “Property”). For purposes hereof, the “Secured Obligations” shall mean all obligations of the Grantor and its affiliates as evidenced by (i) that certain Note A dated March 20, 2015, in the stated principal amount of up to Ten Million Dollars ($10,000,000.00) executed by Grantor and its affiliates, Skyline Corporation, Layton Homes Corp. and Skyline Homes, Inc. (collectively, the “Affiliates”), in favor of Beneficiary (the “Note”) and finally maturing on March 31, 2018 (subject to renewal or extension as provided in the Loan Agreement), and (ii) that certain Loan and Security Agreement dated as of March 20, 2015among Beneficiary, the Affiliates and Grantor (the “Loan Agreement”).

1. Description of Property. See Exhibit A attached hereto for legal description of the Property.

2. Title. Grantor warrants title to the Property, excepting only restrictions and easements of record, municipal and zoning ordinances, current taxes and assessments not yet due and any liens or encumbrances set forth on Exhibit B attached hereto (“Permitted Liens”).

3. Deed As Security. This Deed of Trust secures prompt payment to Beneficiary of the sum stated in the first paragraph of this Deed of Trust, plus interest and charges, according to the terms of the Note and the Loan Agreement, and any extensions, renewals or modifications thereof. This Deed of Trust also secures the performance of all covenants, conditions and agreements contained in this Deed of Trust, and to the extent not prohibited by law costs and expenses of collection or enforcement.

4. Taxes. Grantor shall pay before they become delinquent all taxes, assessments and other governmental charges which may be levied or assessed against the Property, or against Beneficiary upon this Deed of Trust or the Note or other debt secured by this Deed of Trust, or upon Beneficiary’s interest in the Property, and upon request by Beneficiary deliver to Beneficiary receipts showing timely payment.

5. Insurance. Grantor shall keep the improvements on the Property insured in such amounts and against direct loss or damage occasioned by fire, extended coverage perils and such other hazards as Beneficiary may require, and shall pay the premiums when due. The policies shall contain the standard mortgagee clause in favor of Beneficiary. Grantor shall promptly give notice of loss to insurance companies and Beneficiary. In the event of foreclosure of this Deed of Trust or other transfer of title to the Property, in extinguishment of the indebtedness secured hereby, all right, title, and interest of Grantor in and to any insurance then in force shall pass to the purchaser or grantee.

The following notice is provided pursuant to ORS 746.201:

Unless Grantor provides Beneficiary with evidence of the insurance coverage as required by this Deed of Trust or any other agreement between Grantor and Beneficiary, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interest. This insurance may, but need not, also protect Grantor’s interest. If the collateral becomes damaged, the coverage Beneficiary purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained property coverage elsewhere.

Grantor is responsible for the cost of any insurance purchased by Beneficiary. The cost of this insurance may be added to the loan balance. If the cost is added to the loan balance, the interest rate on the underlying loan will apply to this added amount. The effective date of coverage may be the date Grantor’s prior coverage lapsed or the date Grantor failed to provide proof of coverage.

The coverage Beneficiary purchases may be considerably more expensive than the insurance Grantor can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

6. Grantor’s Covenants. Grantor covenants:

(a) Condition and Repair. To keep the Property in good and tenantable condition and repair, ordinary wear and tear excepted, and to restore or replace damaged or destroyed improvements and fixtures;

(b) Liens. To keep the Property free from liens and encumbrances other than the Permitted Liens;

(c) Prior Encumbrances. To perform all of Grantor’s obligations and duties under any deed of trust, mortgage or security agreement with a lien which has priority over this Deed of Trust and any obligation to pay secured by such a deed of trust, mortgage or security agreement, except to the extent such obligation is being contested in good faith by appropriate proceedings;

(d) Waste. Not to commit waste or permit waste to be committed upon the Property;

(e) Conveyance. Not to sell, assign, lease, mortgage, convey or other otherwise transfer any legal or equitable interest in all or part of the Property, or permit the same to occur, except with the prior written consent of Beneficiary, and, without notice to Grantor, Beneficiary and Trustee may deal with any transferee as to his interest in the same manner as with Grantor, without in any way discharging the liability of Grantor under this Deed of Trust;

(f) Alteration or Removal. Except in the ordinary course of the Grantor’s business, not to remove, demolish or alter any material portion of the Property, without Beneficiary’s prior written consent;

(g) Condemnation. Subject to prior payment in full of the Grantor’s obligations to Beneficiary, to pay to Beneficiary all compensation received for the taking of the Property, or any part, by condemnation proceedings (including payments in compromise of condemnation proceedings), and all compensation received as damages for injury to the Property, or any part, unless such compensation is to be used by Grantor to restore or rebuild any part of the Property; and

(h) Ordinances; Inspection. To comply with all laws, ordinances and regulations affecting the Property except where the failure to comply would not have a material adverse effect on the Property or the Grantor’s operations on the Property and would not be disadvantageous in any material respect to the Beneficiary. Beneficiary and its authorized representatives may enter the Property at reasonable times to inspect it.

7. Authority of Beneficiary to Perform for Grantor. If Grantor fails to perform any of Grantor’s duties set forth in this Deed of Trust, Beneficiary may, after giving Grantor notice and ten (10) days to perform, perform the duties or cause them to be performed, including without limitation signing Grantor’s name or paying any amount so required, and the cost shall be due on demand and secured by this Deed of Trust.

8. Default; Acceleration; Remedies. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), and pursuant to Section 9 of the Loan Agreement, the unpaid principal and interest owed on the Note and any other amount due under the terms of the Loan Agreement, together with all sums paid by Beneficiary or Trustee as authorized or required under this Deed of Trust, shall, in Beneficiary’s discretion, be immediately due and payable, and shall be collectible in a suit at law or by foreclosure of this Deed of Trust by action, or both, or by the exercise of any other remedy available at law or equity.

9. Waiver. Beneficiary may waive any default without waiving any other subsequent or prior default by Grantor.

10. Power of Sale. In the event of foreclosure, to the extent permitted by applicable law, Beneficiary or Trustee may sell the Property at public sale and execute and deliver to the purchasers deeds of conveyance pursuant to statute.

11. Receiver. Upon the commencement or during the pendency of an action to foreclose this Deed of Trust, or enforce any other remedies of Beneficiary or Trustee under it, without regard to the adequacy or inadequacy of the Property as security, Grantor agrees that the court may appoint a receiver of the Property without bond, and may empower the receiver to take possession of the Property and collect the rents, issues and profits of the Property and exercise such other powers as the court may grant until the confirmation of sale, and may order the rents, issues and profits, when so collected, to be held and applied as the court may direct.

12. Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is executed. From time to time, upon written request of Beneficiary and, to the extent required by applicable law presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any of the Secured Obligations, Beneficiary, or Trustee at Beneficiary’s direction, may, without obligation to do so or liability therefor and without notice: (a) reconvey all or any part of the Property from the lien of this Deed of Trust; (b) consent to the making of any map or plat of the Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Property, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of its rights and remedies available under this Deed of Trust, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trusts and the enforcement of said rights and remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Grantor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it under this Deed of Trust unless the performance of the act is requested in writing and Trustee is reasonably indemnified against all losses, costs, liabilities and expenses in connection therewith.

13. Substitution of Trustees. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in each Office in which this Deed of Trust is recorded, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth the recordation date and any recording or other information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new Trustee.

14. Expenses. To the extent not prohibited by law, Grantor shall pay all reasonable costs and expenses before and after judgment, including without limitation, attorneys’ fees and expenses of obtaining title evidence, incurred by Beneficiary or Trustee in protecting or enforcing their rights under this Deed of Trust.

15. Reconveyance. Upon Beneficiary’s written request, and solely to the extent required by applicable law upon surrender of this Deed of Trust and every note or other instrument setting forth any Secured Obligations to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property, or that portion thereof then covered hereby, from the lien of this Deed of Trust. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. Upon Beneficiary’s demand, Grantor shall pay all costs and expenses incurred by Beneficiary in connection with any reconveyance.

16. Severability. Invalidity or unenforceability of any provision of this Deed of Trust shall not affect the validity or enforceability of any other provision.

17. Successors and Assigns. This Deed of Trust benefits Beneficiary, its successors and assigns, and binds Grantor and its successors and assigns.

18. Nonresidential Use. Grantor warrants that this Deed of Trust is not and will at all times continue not to be a residential deed (as that term is defined in ORS 86.705(3)).

The undersigned acknowledges receipt of an exact copy of this Deed of Trust.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BENEFICIARY TO BE ENFORCEABLE.

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first set forth above.

Signed and Sealed this 20th day of March, 2015.

HOMETTE CORPORATION

By:	/s/ Jon S. Pilarski
Name:	Jon S. Pilarski
Title:	Vice President and Treasurer

A C K N O W L E D G M E N T

STATE OF WISCONSIN	)
	)	ss.
COUNTY OF MILWAUKEE	)

This instrument was acknowledged before me on March 20, 2015, by Jon S. Pilarski, to me known to be the Vice President and Treasurer of Homette Corporation, an Indiana corporation, on behalf of the corporation.

/s/ Kristin Roeper
Notary Public Milwaukee County, Wisconsin
My commission is permanent

Exhibit A

Legal Description

Parcel 2 of Partition Plat 2008-34, recorded November 25, 2008 as Instrument No. 20089083, Deed and Mortgage Records, Yamhill County, Oregon.

Exhibit B

Permitted Liens

1. General and special taxes and assessments and other charges not yet due and payable.

2. Statutory lien claims not delinquent including construction and mechanic’s liens.